Exhibit 99.1

                      WERNER ENTERPRISES, INC.
                         14507 Frontier Road
                           P.O. Box 45308
                       Omaha, Nebraska  68145


FOR IMMEDIATE RELEASE                       Contact:  John J. Steele
---------------------        Executive Vice President, Treasurer and
                                             Chief Financial Officer
                                                      (402) 894-3036


    WERNER ENTERPRISES TO PARTICIPATE IN UPCOMING INDUSTRIAL AND
                TRANSPORTATION INVESTMENT CONFERENCES

Omaha, Nebraska; May 17, 2010:
-----------------------------

     Werner Enterprises, Inc. (NASDAQ:WERN) ("Werner"), one of the nation's largest transportation and logistics companies, announced that it will participate in several upcoming investment conferences during the months of May and June.

     Werner will first participate in the 3rd Annual Wolfe Trahan & Co. Global Transportation Conference on Tuesday, May 25, 2010 in New York City, New York. Werner will be represented by John J. Steele, Executive Vice President, Treasurer and Chief Financial Officer.
During a 40-minute session, Mr. Steele will give a ten-minute presentation on Werner's business and operations and participate in a 20-minute moderated Q&A panel discussion with another transportation and logistics company. The session will begin at 9:10 a.m. (EDT) with the other company's ten-minute presentation, followed shortly thereafter by Mr. Steele's presentation and the panel discussion. Mr. Steele will also take part in meetings with investors at the conference.

     In June, Werner will participate in the 2010 KeyBanc Capital Markets Industrial, Automotive and Transportation Conference on Wednesday, June 2, 2010 in Boston, Massachusetts. Mr. Steele and
Robert E. Synowicki, Jr., Executive Vice President and Chief Information Officer, will represent Werner at the conference. They will provide a general business summary of Werner to the investment community during a series of 50-minute small group and general presentation meetings with investors. The meetings will be conducted from 8:00 a.m. to 5:00 p.m. (EDT).

     Werner will also participate in the Wells Fargo Securities 2010 Industrial Conference on Monday, June 14, 2010 in New York City, New York. Mr. Steele will present an overview of Werner's business and operations to investors. The presentation will begin at 2:05 p.m.
(EDT) and will be approximately 30 minutes in length. Mr. Steele will also take part in meetings with investors during the conference.

     Mr. Steele will then represent Werner at the Bank of America Merrill Lynch 16th Annual Global Transportation Conference on
Tuesday, June 15, 2010 in New York City, New York. At the conference, Mr. Steele will provide a general business overview of Werner in a 35-minute presentation and Q&A discussion for the investment community and during meetings with investors. The presentation and Q&A discussion will begin at 8:05 a.m. (EDT).

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     Werner  will additionally participate in the Deutsche Bank  2010
Industrials Conference on Wednesday, June 23, 2010 in Chicago, Illinois. Mr. Steele will summarize Werner's business and operations during a 35-minute presentation and Q&A discussion for investors that will begin at 1:05 p.m. (CDT). Mr. Steele will also participate in meetings with investors during the conference.

     A live audio webcast of each Werner presentation and Q&A discussion at the Wolfe Trahan & Co., Wells Fargo Securities, Bank of America Merrill Lynch and Deutsche Bank conferences will be publicly available, on the respective conference date, on the internet through the "Investor Information" link on the Werner website at www.werner.com. Investor materials provided by Werner at each conference mentioned in this press release will also be publicly available on the Werner website on the particular conference date, except that materials provided to investors at the KeyBanc Capital Markets conference will be available to the public prior to the conference date. Replays of the audio webcasts and the investor materials will then be archived and accessible by the public on the Werner website during the 30-day period following each individual conference date.

     The conference dates and times provided in this press release may be subject to change. Should any such changes occur, Werner may update the information by giving notice on its website, issuing a revised press release, filing a report with the U.S. Securities and Exchange Commission or through other methods of public disclosure. Please consult the Werner website before or on the conference date for any such updated notices, press releases or reports. Also, refer to the forward-looking statement guidance set forth below.

     Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout North America, Asia, Europe, South America, Africa and Australia. Werner maintains its global headquarters in Omaha, Nebraska and maintains offices in the United States, Canada, Mexico, China and Australia. Werner is among the five largest truckload carriers in the United States, with a diversified portfolio of transportation services that includes dedicated, medium-to-long-haul, regional and local van capacity, expedited, temperature-controlled and flatbed services. Werner's Value Added Services portfolio includes freight management, truck brokerage, intermodal, load/mode and network optimization and freight forwarding. Werner, through its subsidiary companies, is a licensed U.S. NVOCC, U.S. Customs Broker, Class A Freight Forwarder in China, China NVOCC, TSA-approved Indirect Air Carrier and IATA Accredited Cargo Agent.

     Werner Enterprises, Inc.'s common stock trades on the NASDAQ Global Select MarketSM under the symbol "WERN". For further
information   about   Werner,  visit   the   company's   website   at
www.werner.com.

     This press release, as well as the investor materials provided by and the oral public statements made by a Werner representative during the conference presentations, discussions, meetings and webcasts announced in this press release, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to Werner's management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Werner's Annual Report on Form 10-K for the year ended December 31, 2009. For those reasons, undue reliance should not be placed on any forward-looking statement. Werner assumes no duty or obligation to update or revise any forward-

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looking  statement,  although it may do  so  from  time  to  time  as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.